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                                                                   Exhibit 21.1


SUBSIDIARIES OF THE COMPANY

CORPORATION NAME                                     SHAREHOLDER

European Venture, Inc.                               (1/2 % Interest)
4441, Inc.                                           Carol S. Murray
Abilene Beverage Corp., Inc.                         Carol S. Murray
Main Avenue Beverage Corporation                     Carol S. Murray
MC Beverage Corp.                                    Carol S. Murray
80 Operating Company, Inc.                           Impac Hotel Group, LLC
Impac SPE #1, Inc.                                   Impac Hotel Group, LLC
Impac SPE #2, Inc.                                   Impac Hotel Group, LLC
Impac SPE #3, Inc.                                   Impac Hotel Group, LLC
Impac SPE #4, Inc.                                   Impac Hotel Group, LLC
Impac SPE #5, Inc.                                   Impac Hotel Group, LLC
Impac SPE #6, Inc.                                   Impac Hotel Group, LLC
Lafayette Beverage Management, Inc.                  Impac Hotel Group, LLC
Repl, Inc.                                           Impac Hotel Group, LLC
W.V.B.M., Inc.                                       Impac Hotel Group, LLC
Lodgian Abilene Beverage Corp.                       Impac Hotels I, LLC
Lodgian Dallas Beverage Corp.                        Impac Hotels I, LLC
Servico Austin, Inc.                                 KDS Corporation
Servico Flagstaff, Inc.                              KDS Corporation
Servico Hotels I, Inc.                               KDS Corporation
Servico Hotels II, Inc.                              KDS Corporation
Servico Hotels III, Inc.                             KDS Corporation
Servico Hotels IV, Inc.                              KDS Corporation
Servico Metairie, Inc.                               KDS Corporation
Servico, Inc.                                        Lodgian, Inc.
SHG-I Sub, LLC.                                      Lodgian, Inc.
SHG-II Sub, Inc.                                     Lodgian, Inc.
SHG-III Sub, Inc.                                    Lodgian, Inc.
SHG-IV Sub, Inc.                                     Lodgian, Inc.
SHG-S Sub, Inc.                                      Lodgian, Inc.
SHG-V Sub, Inc.                                      Lodgian, Inc.
SHG-Vi Sub, Inc.                                     Lodgian, Inc.
SHGv-Vii Sub, Inc.                                   Lodgian, Inc.
SHGv-Viii Sub, Inc.                                  Lodgian, Inc.
Georgia - California Beverage Corp.                  Robert M. Flanders
Little Rock Beverage Management, Inc.                Robert M. Flanders
Sixteen Hotels, Inc.                                 See Note
Lodgian Market Center Beverage Corp.                 Servico Market Center, Inc.
12801 Nwf Beverage, Inc.                             Servico Operations Corp.
3401 Austin Beverage Corporation                     Servico Operations Corp.
Albany Hotel, Inc.                                   Servico Operations Corp.
Apico Inns Of Green Tree, Inc.                       Servico Operations Corp.
Apico Inns Of Pittsburgh,  Inc.                      Servico Operations Corp.
Apico Management Corp.                               Servico Operations Corp.
Brecksville Hospitality, Inc.                        Servico Operations Corp.
Brunswick Motel Enterprises, Inc.                    Servico Operations Corp.
Dothan Hospitality 3053, Inc.                        Servico Operations Corp.
Dothan Hospitality 3071, Inc.                        Servico Operations Corp.
Fayetteville Motel Enterprises, Inc.                 Servico Operations Corp.
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


Fourth Street Hospitality, Inc.                      Servico Operations Corp.
Ft. Lauderdale Motel Associates Inc.                 Servico Operations Corp.
Gadsden Hospitality, Inc.                            Servico Operations Corp.
Great Southern Mining Co., Inc.                      Servico Operations Corp.
Groupers And Company Seafood Restaurant              Servico Operations Corp.
Harrisburg Motel Enterprises, Inc.                   Servico Operations Corp.
Heartlands Garden Grille, Inc.                       Servico Operations Corp.
Hilton Head Motel Enterprises, Inc.                  Servico Operations Corp.
Island Motel Enterprises, Inc.                       Servico Operations Corp.
KDS Corporation                                      Servico Operations Corp.
Kinser Motel Enterprises, Inc.                       Servico Operations Corp.
Lodgian Ami, Inc.                                    Servico Operations Corp.
Lodgian Anaheim, Inc.                                Servico Operations Corp.
Lodgian Austin Beverage Corp.                        Servico Operations Corp.
Lodgian Florida, Inc.                                Servico Operations Corp.
Lodgian Lancaster North, Inc.                        Servico Operations Corp.
Lodgian Management Corp.                             Servico Operations Corp.
Lodgian Ontario, Inc.                                Servico Operations Corp.
Lodgian York Market Street, Inc.                     Servico Operations Corp.
Marketing Design Force, Inc.                         Servico Operations Corp.
Moon Airport Motel Inc.                              Servico Operations Corp.
Mulligan's, Inc.                                     Servico Operations Corp.
N H Motel Enterprises, Inc.                          Servico Operations Corp.
New Orleans Airport Motel Enterprises. Inc.          Servico Operations Corp.
Palm Beach Motel Enterprises, Inc.                   Servico Operations Corp.
Penmoco, Inc.                                        Servico Operations Corp.
Raleigh Motel Enterprises, Inc.                      Servico Operations Corp.
Raleigh-Downtown Enterprises, Inc.                   Servico Operations Corp.
Royce Management Corp Of Ga.                         Servico Operations Corp.
Servico Cedar Rapids, Inc.                           Servico Operations Corp.
Servico Colesville, Inc.                             Servico Operations Corp.
Servico Columbia II, Inc.                            Servico Operations Corp.
Servico Columbia, Inc.                               Servico Operations Corp.
Servico Columbus, Inc.                               Servico Operations Corp.
Servico Concord, Inc.                                Servico Operations Corp.
Servico Council Bluffs, Inc.                         Servico Operations Corp.
Servico East Washington, Inc.                        Servico Operations Corp.
Servico Fort Wayne II, Inc.                          Servico Operations Corp.
Servico Fort Wayne, Inc.                             Servico Operations Corp.
Servico Frisco, Inc.                                 Servico Operations Corp.
Servico Ft. Pierce, Inc.                             Servico Operations Corp.
Servico Grand Island, Inc.                           Servico Operations Corp.
Servico Hilton Head, Inc.                            Servico Operations Corp.
Servico Hospitality, Inc.                            Servico Operations Corp.
Servico Houston, Inc.                                Servico Operations Corp.
Servico Jamestown, Inc.                              Servico Operations Corp.
Servico Lansing, Inc.                                Servico Operations Corp.
Servico Lawrence II, Inc.                            Servico Operations Corp.
Servico Lawrence, Inc.                               Servico Operations Corp.
Servico Management Corp.                             Servico Operations Corp.
Servico Management Corporation (Texas)               Servico Operations Corp.
Servico Manhattan II, Inc.                           Servico Operations Corp.
Servico Manhattan, Inc.                              Servico Operations Corp.
Servico Market Center, Inc.                          Servico Operations Corp.


Servico Maryland, Inc.                               Servico Operations Corp.
Servico Melbourne, Inc.                              Servico Operations Corp.
Servico New York, Inc.                               Servico Operations Corp.
Servico Niagara Falls, Inc.                          Servico Operations Corp.
Servico Northwoods, Inc.                             Servico Operations Corp.
Servico Omaha Central, Inc.                          Servico Operations Corp.
Servico Omaha, Inc.                                  Servico Operations Corp.
Servico Pensacola 7200, Inc.                         Servico Operations Corp.
Servico Pensacola 7330, Inc.                         Servico Operations Corp.
Servico Pensacola, Inc.                              Servico Operations Corp.
Servico Rolling Meadows, Inc.                        Servico Operations Corp.
Servico Roseville, Inc.                              Servico Operations Corp.
Servico Saginaw, Inc.                                Servico Operations Corp.
Servico Silver Spring, Inc.                          Servico Operations Corp.
Servico Summerville, Inc.                            Servico Operations Corp.
Servico Tucson, Inc.                                 Servico Operations Corp.
Servico Valhalla II, Inc.                            Servico Operations Corp.
Servico Valhalla, Inc.                               Servico Operations Corp.
Servico West Des Moines, Inc.                        Servico Operations Corp.
Servico West Palm Beach, Inc.                        Servico Operations Corp.
Servico Wichita, Inc.                                Servico Operations Corp.
Servico Windsor II, Inc.                             Servico Operations Corp.
Servico Windsor, Inc.                                Servico Operations Corp.
Servico Winter Haven, Inc.                           Servico Operations Corp.
Servico Worcester, Inc.                              Servico Operations Corp.
Sharon Motel Enterprises, Inc.                       Servico Operations Corp.
Shc Of Delaware, Inc.                                Servico Operations Corp.
Sheffield Motel Enterprises, Inc.                    Servico Operations Corp.
Stevens Creek Hospitality, Inc.                      Servico Operations Corp.
Washington Motel Enterprises, Inc.                   Servico Operations Corp.
Amiop Acquisition Corp.                              Servico, Inc.
Lodgian, Inc. (Formerly Servico Hotel Group, Inc.)   Servico, Inc.
Servico Acquisition Corp.                            Servico, Inc.
Servico Operations Corporation                       Servico, Inc.
Apico Hills Inc.                                     Sharon Motel Enterprises, Inc.
Apico Inns Of Pennsylvania, Inc.                     Sharon Motel Enterprises, Inc.
Mcknight MOTEL INC.                                  Sharon Motel Enterprises, Inc.
Minneapolis Motel Enterprises, Inc.                  Sharon Motel Enterprises, Inc.
Second Fayettville Motel Enterprises, Inc.           Sharon Motel Enterprises, Inc.
Second Palm Beach Motel Enterprises, Inc.            Sharon Motel Enterprises, Inc.
Wilpen Inc.                                          Sharon Motel Enterprises, Inc.

PARTNERSHIPS

1075 Hospitality, L.P.
Ami Operating Partners, L.P.
Brecksville Hospitality, L.P.
Columbus Hospitality Associates, L.P.
Dedham Lodging Associates I, L.P.
East Washington Associates, L.P.
Fort Wayne Hospitality Associates Ii, L.P.
Lawrence Hospitality, L.P.
Little Rock Lodging Associates I, L.P.
Manhattan Hospitality, L.P.
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

Melbourne Hospitality Associates, L.P.
New Orleans Airport Motel Associates, L.P.
Saginaw Hospitality, L.P.
Servico Centre Associates Ltd.
Sioux City Hospitality, L.P.
Southfield Hotel Group Ii, L.P.
Worcester Hospitality Associates, L.P.

LIMITED LIABILITY COMPANIES
Atlanta-Hillsboro Lodging, L.L.C.
Impac Development And  Construction, Llc
Impac Holdings Iii, Llc
Impac Hotel Group, Llc
Impac Hotel Management, Llc
Impac Hotels I, Llc
Impac Hotels Ii, Llc
Impac Hotels Iii, Llc
Macon Hotel Associates, Llc